Exhibit 99.1

FOR IMMEDIATE RELEASE

HALLMARK ANNOUNCES FOURTH QUARTER AND FISCAL 2022 RESULTS

DALLAS, Texas, (March 28, 2023) - Hallmark Financial Services, Inc. (“Hallmark”) (NASDAQ: HALL) today filed its Form 10-K and announced financial results for the fourth quarter and fiscal year ended December 31, 2022.

(1)	See “Non-GAAP Financial Measures” below
(2)	Per share amounts have been restated to reflect one-for-ten reverse stock split

Highlights:

●	On October 7, 2022, Hallmark completed the sale of substantially all of its excess and surplus lines operations, for $40.0 million cash consideration, plus an estimated $19.9 million consideration for the acquisition costs associated with certain net unearned premium reserves. As a result, the results of operations for the affected lines of business are included in discontinued operations for all periods shown in its Consolidated Statement of Operations, including a $33.5 million pre-tax gain on sale during the fourth quarter of 2022.

●	Net loss from continuing operations of $30.0 million, or $16.48 per share, in the fourth quarter of 2022 as compared to a net loss of $5.9 million, or $3.26 per share, for the same period of 2021. Year-to-date net loss from continuing operations of $134.9 million, or $74.22 per share, as compared to net loss from continuing operations of $9.8 million, or $5.38 per share, for the same period of 2021.

●	Net income from discontinued operations of $22.7 million, or $12.46 per share, in the fourth quarter of 2022 as compared to net income from discontinued operations of $3.3 million, or $1.84 per share, for the same period of 2021. Year-to-date net income from discontinued operations of $26.8 million, or $14.75 per share, as compared to net income from discontinued operations of $18.8 million, or $10.34 per share, for the same period of 2021.

●	Net loss of $7.3 million, or $4.02 per share, in the fourth quarter of 2022 as compared to net loss of $2.6 million, or $1.42 per share, for the same period of 2021. Year-to-date net loss of $108.1 million, or $59.47 per share, as compared to net income of $9.0 million, or $4.96 per share, for the same period of 2021.

●	Net loss from continuing operations and net loss included an additional valuation allowance against net deferred tax assets of $0.8 million for the fourth quarter of 2022 resulting in a full valuation allowance against net deferred tax assets of $31.2 million year-to-date primarily due to recent net losses, including the current period net loss.

●	Net loss from continuing operations and net loss for the fourth quarter included an $18.3 million after-tax impact from the previously exited contract binding business driven by unfavorable prior year loss reserve development of $14.3 million during the quarter.

●	Net combined ratio of 183.9% and 185.9% for the three months and fiscal year ended December 31, 2022, compared to 125.3% and 113.6% for the same periods the prior year.

●	Underlying combined ratio (excluding net prior year development and catastrophe losses) of 132.0% and 120.1% for the three months and fiscal year ended December 31, 2022, compared to 112.1% and 109.2% for the same periods the prior year. See Non-GAAP Financial Measures below.

●	Gross premiums written for the three months and fiscal year ended December 31, 2022 increased 4.0% and decreased 7.0%, respectively, compared to the same period the prior year.

●	Net catastrophe losses were $2.6 million in the fourth quarter of 2022, or 7.3 points of the net combined ratio, as compared to $0.7 million, or 1.3 points of the net combined ratio, for the same period the prior year. Net catastrophe losses were $5.8 million for the fiscal year ended 2022, or 3.9 points of the net combined ratio, as compared to $7.3 million, or 3.6 points of the net combined ratio, for the same period the prior year.

●	Net investment income was $4.8 million and $13.5 million during the three months and fiscal year ended December 31, 2022, as compared to $2.1 million and $9.7 million during the same periods in 2021.

Fourth Quarter and Year-to-Date 2022 Financial Review

(1)	Per share amounts have been restated for a reverse stock split
(2)	See “Non-GAAP Financial Measures” below

Gross Premiums Written

Gross premiums written were $49.5 million and $217.4 million during the three months and fiscal year ended December 31, 2022, representing an increase of 4% and a decrease of 7% from the $47.7 million and $233.5 in gross premiums written for the same periods in 2021.

Net Premiums Written

Net premiums written were $35.2 million and $150.6 million during the three months and fiscal year ended December 31, 2022, representing a decrease of 16% and  10%, respectively, from the $41.9 million and $166.7 million in net premiums written for the same periods in 2021.

Net Premiums Earned

Net premiums earned were $35.2 million and $147.9 million for the three months and fiscal year ended December 31, 2022, representing a decrease of 31% and 27% from the $50.8 million and $202.2 million in net premiums earned for the same periods in 2021.

Investments

Net investment income was $4.8 million and $13.5 million during the three months and fiscal year ended December 31, 2022, as compared to $2.1 million and $9.7 million during the same periods in 2021.  The 122% increase in net investment income during the fourth quarter of 2022 was due to a greater amount of income generating securities and to higher yields.

Net investment gains were $1.5 million for the fourth quarter of 2022 as compared to net investment gains of $1.1 million for the same period in 2021.

Net investment losses were $5.3 million for the fiscal year ended December 31, 2022, as compared to net investment gains of $10.2 million for the same period in 2021. Year to date, net investment losses include $3.1 million realized gains on common stocks and $8.4 million unrealized losses on common and preferred stocks.

Fixed-income securities were $426.6 million as of December 31, 2022, with a tax equivalent book yield of 3.7% compared to 2.4% as of December 31, 2021.  As of December 31, 2022, the fixed-income portfolio had an average modified duration of 0.8 years and 86% of the securities had remaining time to maturity of five years or less.  As of December 31, 2022, 6% of the investment portfolio was invested in equity securities.

Total investments were $454.8 million as of December 31, 2022.  Total investments, cash and cash equivalents, and restricted cash were $543.4 million or $29.89 per share. Cash and cash equivalents, restricted cash, and short-term investments in U.S. Treasury Securities were $155 million.  There are no debt securities classified as held-to-maturity.

Pre-Tax (Loss) Income from Continuing Operations

Pre-tax loss from continuing operations was $27.4 million for the three months ended December 31, 2022, as compared to a pre-tax loss from continuing operations of $9.4 million reported during the same period in 2021.  The decline in pre-tax results from continuing operations for the fourth quarter of 2022 compared to the same period of the prior year was driven by higher losses and LAE of $6.4 million, lower net premiums earned of $15.6 million, higher interest expense of $0.5 million and lower finance charges of $0.2 million, partially offset by higher net investment income of $2.7 million, higher net investment gains of $0.4 million and lower operating expenses of $1.7 million.

Pre-tax loss from continuing operations was $127.1 million for the fiscal year ended December 31, 2022, as compared to a pre-tax loss from continuing operations of $12.5 million reported for the same period the prior year.  The decline in pre-tax results from continuing operations for the fiscal year ended December 31, 2022, was driven by higher losses and LAE of $56.0 million, lower net premiums earned of $54.2 million, net investment losses of $5.3 million compared to net investment gains of $10.2 million the prior year, lower finance charges of $0.6 million and higher interest expense of $0.9 million, partially offset by lower operating expenses of $8.9 million and higher net investment income of $3.7 million.

Loss and Loss Adjustment Expenses (“LAE”) from Continuing Operations

Losses and LAE increased by $10.4 million to $48.0 million for the three months ended December 31, 2022, as compared to the same period of the previous year.  The increase in losses and LAE during the fourth quarter of 2022 was primarily due to $15.7 million of adverse prior year loss reserve development, $14.3 million of which was from the exited contract binding line of the primary commercial automobile business, as compared to $6.0 million of unfavorable prior year loss reserve development for the same period the prior year, as well as higher catastrophe loss.  Losses and LAE for the fourth quarter of 2022 included $2.6 million of net catastrophe losses as compared to $0.7 million during the same period of the prior year.

Losses and LAE increased by $56.0 million to $209.2 million for the fiscal year ended December 31, 2022, as compared to the same period of the previous year.  The increase in losses and LAE for the fiscal year ended 2022 was primarily due to $91.5 million of unfavorable prior year loss reserve development, $72.6 million of which was from the exited contract binding line of the primary commercial automobile business, as compared to $1.6 million of unfavorable prior year loss reserve development for the prior year period, partially offset by lower net catastrophe losses.  Losses and LAE for the year ended December 31, 2022, included $5.8 million of net catastrophe losses as compared to $7.3 million during the same period of the prior year.

Net (Loss) Income

Net loss from continuing operations was $30.0 million and $134.9 million for the three months and fiscal year ended December 31, 2022, as compared to net loss from continuing operations of $5.9 million and $9.8 million for the same periods during 2021.  On a diluted basis per share, net loss from continuing operations was $16.48 per share and $74.22 per share for the three months and fiscal year ended December 31, 2022, as compared to a net loss from continuing operations of $3.26 per share and $5.38 per share for the three months and fiscal year ended December 31, 2021.

Net income from discontinued operations was $22.7 million and $26.8 million for the three months and fiscal year ended December 31, 2022, as compared to net income from discontinued operations of $3.3 million and $18.8 million for the same periods during 2021.  On a diluted basis per share, net income from discontinued operations was $12.46 per share and $14.75 per share for the three months and fiscal year ended December 31, 2022 as compared to a net income from discontinued operations of $1.84 per share and $10.34 per share for the three months and fiscal year ended December 31, 2021.

Total net loss was $7.3 million and $108.1 million for the three months and fiscal year ended December 31, 2022, as compared to total net loss of $2.6 million and total net income of $9.0 million for the same periods during 2021.  On a diluted basis per share, total net loss was $4.02 per share and $59.47 per share for the three months and fiscal year ended December 31, 2022, as compared to total net loss of $1.42 per share and total net income of $4.96 per share for the three months and fiscal year ended December 31, 2021.

The effective tax rate was -11.2% for the year ended December 31, 2022, as compared to 21.7% for the same period in 2021. During the fiscal year ended December 31, 2022, we recorded a full valuation allowance of $31.2 million against our net deferred tax assets primarily due to recent net losses, including the current period net loss.  The effective rate for the twelve months ended December 31, 2021, varied from the statutory tax rates primarily due to tax exempt interest income.

Net Loss, Expense and Combined Ratios

The net loss ratio for continuing operations was 136.4% and 141.4% for the three months and fiscal year ended December 31, 2022, as compared to 81.9% and 75.8% reported during the same periods in 2021.  Net unfavorable prior year loss reserve development contributed 44.6 points and 61.9 points to the net loss ratio for the three months and fiscal year ended December 31, 2022, respectively, as compared to net unfavorable prior year loss reserve development increasing the net loss ratio 11.8 points and 0.8 points for the same periods during 2021.  Catastrophe losses contributed 7.3 points and 3.9 points to the net loss ratio for the three months and fiscal year ended December 31, 2022, respectively, as compared to 1.3 points and 3.6 points for the same periods during 2021.

The expense ratio was 47.5% and 44.5% for the three months and fiscal year ended December 31, 2022, as compared to 43.4% and 37.8% during the same periods in 2021.  The net combined ratio was 183.9% and 185.9% for the three months and fiscal year ended December 31, 2022, as compared to 125.3% and 113.6% for the same periods during 2021.  The exited contract binding business adversely impacted the net combined ratio by 52.3 points and 51.5 points during the three months and fiscal year ended December 31, 2022.

Book Value Per Share

Book value per share decreased 65% to $33.16 per share as of December 31, 2022, as compared to $96.59 per share as of December 31, 2021.

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”).  However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes.  However, these non-GAAP financial measures should not be viewed as an alternative or substitute for the results reflected in the Company’s GAAP financial statements.  In addition, the Company’s definitions of these items may not be comparable to the definitions used by other companies.

Operating income and operating income per share are calculated by excluding net investment gains and losses and asset impairments or valuation allowances from GAAP net income from continuing operations.   Asset impairments and valuation allowances are unusual and infrequent charges for the Company.  Management believes that operating income and operating income per share provide useful information to investors about the performance of and underlying trends in the Company’s core insurance operations.  Net income from continuing operations and net income per share from continuing operations are the GAAP measures that are most directly comparable to operating earnings and operating earnings per share.  A reconciliation of operating income and operating income per share to the most comparable GAAP financial measures is presented below.

Hallmark Financial Services, Inc. and Subsidiaries
Non-GAAP Financial Measures Reconcilation

($ in thousands)	Income (Loss) from Continuing Operations Before Tax	Less Tax Effect	Net After Tax	Weighted Average Shares Diluted	Diluted Per Share
Fourth Quarter 2022					
Reported GAAP measures	$ (27,370)	$ 2,614	**$ (29,984)**	1,819	**$ (16.48)**
Excluded deferred tax valuation allowance	$ -	$ (803)	$ 803	1,819	$ 0.44
Excluded investment (gains)/losses	$ (1,474)	$ (309)	$ (1,165)	1,819	$ (0.64)
Operating loss	$ (28,844)	$ 1,502	**$ (30,346)**	1,819	**$ (16.68)**
Fourth Quarter 2021					
Reported GAAP measures	$ (9,427)	$ (3,516)	**$ (5,911)**	1,814	**$ (3.26)**
Excluded investment (gains)/losses	$ (1,100)	$ (231)	$ (869)	1,814	$ (0.48)
Operating loss	$ (10,527)	$ (3,747)	**$ (6,780)**	1,814	**$ (3.74)**
Year-to-Date 2022					
Reported GAAP measures	$ (127,071)	$ 7,856	**$ (134,927)**	1,818	$ (74.22)
Excluded deferred tax valuation allowance	$ -	$ (31,162)	$ 31,162	1,818	$ 17.14
Excluded investment (gains)/losses	$ 5,290	$ 1,111	$ 4,179	1,818	$ 2.30
Operating loss	$ (121,781)	$ (22,195)	**$ (99,586)**	1,818	**$ (54.78)**
Year-to-Date 2021					
Reported GAAP measures	$ (12,463)	$ (2,688)	**$ (9,775)**	1,816	**$ (5.38)**
Excluded investment (gains)/losses	$ (10,222)	$ (2,147)	$ (8,075)	1,816	$ (4.45)
Operating income	$ (22,685)	$ (4,835)	**$ (17,850)**	1,816	**$ (9.83)**

Underlying combined ratio is calculated by excluding the impact of net favorable or unfavorable prior year loss development and catastrophe losses from the calculation of the net combined ratio.  Management believes that the underlying combined ratio provides useful information to investors about the current performance of the Company's insurance operations absent historical developments and uncontrollable events.  Combined ratio is the GAAP measure most comparable to underlying combined ratio.  A reconciliation of the underlying combined ratio to the combined ratio is presented below.

About Hallmark

Hallmark is a property and casualty insurance holding company with a diversified portfolio of insurance products written on a national platform.  With six insurance subsidiaries, Hallmark markets, underwrites and services commercial and personal insurance in select markets.  Hallmark is headquartered in Dallas, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ materially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Chris Kenney

Chief Executive Officer

817.348.1600

www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Balance Sheets

($ in thousands, except par value)		*Dec. 31* 2022		*Dec. 31* 2021
ASSETS				
Investments:				
Debt securities, available-for-sale, at fair value (amortized cost: $434,119 in 2022 and $288,175 in 2021)	$	426,597	$	290,073
Equity securities (cost: $30,058 in 2022 and $42,120 in 2021)		28,199		48,695
Total investments		454,796		338,768
Cash and cash equivalents		59,133		352,867
Restricted cash		29,486		3,810
Ceded unearned premiums		237,086		146,433
Premiums receivable		78,355		90,621
Accounts receivable		10,859		6,914
Receivable from reinsurer		58,882		-
Receivable for securities		945		1,326
Reinsurance recoverable		578,424		549,964
Deferred policy acquisition costs		8		6,811
Intangible assets, net		-		819
Federal income tax recoverable		2,668		18,217
Deferred federal income taxes, net		-		8,906
Prepaid pension assets		163		-
Prepaid expenses		1,508		2,389
Other assets		24,389		25,753
Total Assets	$	1,536,702	$	1,553,598
LIABILITIES AND STOCKHOLDERS' EQUITY				
Liabilities:				
Senior unsecured notes due 2029 (less unamortized debt issuance costs of $648 in 2022 and $746 in 2021)	$	49,352	$	49,254
Subordinated debt securities (less unamortized debt issuance costs of $691 in 2022 and $744 in 2021)		56,011		55,959
Reserves for unpaid losses and loss adjustment expenses		880,869		816,681
Unearned premiums		292,691		284,427
Reinsurance payable		128,950		117,908
Pension liability		-		174
Payable for securities		-		3,280
Accounts payable and other liabilities		68,535		50,394
Total Liabilities		1,476,408		1,378,077
Commitments and contingencies				
Stockholders' equity:				
Common stock, $1.00 par value, authorized 3,333,333 shares; issued 2,087,283 shares in 2022 and 2021		2,087		2,087
Additional paid-in capital		124,740		124,514
(Accumulated deficit) retained earnings		(33,407)		74,703
Accumulated other comprehensive loss		(8,492)		(1,035)
Treasury stock (268,801 shares in 2022 and 270,036 shares in 2021), at cost		(24,634)		(24,748)
Total Stockholders Equity		60,294		175,521
Total Liabilities & Stockholders Equity	$	1,536,702	$	1,553,598

## Hallmark Financial Services, Inc. and Subsidiaries

## Consolidated Segment Data

### Three Months Ended Dec. 31

| | Commercial Lines Segment | | Personal Lines Segment | | Runoff Segment | | Corporate | | Consolidated | |
|---|---|---|---|---|---|---|---|---|---|---|
| *($ in thousands, unaudited)* | **2022** | **2021** | **2022** | **2021** | **2022** | **2021** | **2022** | **2021** | **2022** | **2021** |
| Gross premiums written | $ 34,816 | $ 31,171 | $ 13,527 | $ 14,653 | $ 1,177 | $ 1,916 | $ - | $ - | $ 49,520 | $ 47,740 |
| Ceded premiums written | (14,217) | (15,069) | (73) | (69) | 4 | 9,327 | - | - | (14,286) | (5,811) |
| Net premiums written | 20,599 | 16,102 | 13,454 | 14,584 | 1,181 | 11,243 | - | - | 35,234 | 41,929 |
| Change in unearned premiums | (1,749) | 2,962 | 1,599 | 1,696 | 108 | 4,223 | - | - | (42) | 8,881 |
| Net premiums earned | 18,850 | 19,064 | 15,053 | 16,280 | 1,289 | 15,466 | - | - | 35,192 | 50,810 |
| | | | | | | | | | | |
| Total revenues | 19,329 | 19,797 | 16,224 | 17,579 | 1,599 | 16,004 | 5,153 | 1,710 | 42,305 | 55,090 |
| | | | | | | | | | | |
| Losses and loss adjustment expenses | 12,874 | 13,794 | 17,800 | 13,984 | 17,328 | 13,814 | - | - | 48,002 | 41,592 |
| | | | | | | | | | | |
| Pre-tax income (loss) | 571 | (672) | (6,507) | (1,680) | (18,574) | (3,695) | (2,860) | (3,380) | (27,370) | (9,427) |
| | | | | | | | | | | |
| Net loss ratio (1) | 68.3% | 72.4% | 118.2% | 85.9% | 1344.3% | 89.3% | | | 136.4% | 81.9% |
| Net expense ratio (1) | 32.2% | 36.6% | 28.3% | 27.9% | 233.8% | 49.8% | | | 47.5% | 43.4% |
| **Net combined ratio (1)** | 100.5% | 109.0% | 146.5% | 113.8% | 1578.1% | 139.1% | | | 183.9% | 125.3% |
| | | | | | | | | | | |
| Impact on net combined ratio | | | | | | | | | | |
| Net Unfavorable (Favorable) Prior Year Development | -2.7% | 4.8% | 8.9% | 3.3% | 1153.6% | 29.5% | | | 44.6% | 11.8% |
| Catastrophes, net of reinsurance | 9.2% | 2.9% | 1.0% | 0.6% | 0.0% | 0.0% | | | 7.3% | 1.3% |
| **Underlying combined ratio (1)** | 94.1% | 101.2% | 136.6% | 109.9% | 424.5% | 109.6% | | | 132.0% | 112.1% |
| | | | | | | | | | | |
| Net Unfavorable (Favorable) Prior Year Development | (518) | 912 | 1,341 | 535 | 14,870 | 4,565 | - | - | 15,693 | 6,012 |

(1)The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP.  The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP.  The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio. The underlying combined ratio is the net combined ratio excluding the impact of net prior year reserve development and catastrophes.

**Hallmark Financial Services, Inc. and Subsidiaries**

**Consolidated Segment Data**

**Fiscal Year Ended Dec. 31**

| | Commercial Lines Segment | | Personal Lines Segment | | Runoff Segment | | Corporate | | Consolidated | |
|---|---|---|---|---|---|---|---|---|---|---|
| *($ in thousands, unaudited)* | 2022 | 2021 | 2022 | 2021 | 2022 | 2021 | 2022 | 2021 | 2022 | 2021 |
| Gross premiums written | $ 144,829 | $ 138,687 | $ 61,115 | $ 67,213 | $ 11,433 | $ 27,578 | $- | $- | $ 217,377 | $ 233,478 |
| Ceded premiums written | (65,651) | (64,763) | (299) | (303) | (868) | (1,754) | - | - | (66,818) | (66,820) |
| Net premiums written | 79,178 | 73,924 | 60,816 | 66,910 | 10,565 | 25,824 | - | - | 150,559 | 166,658 |
| Change in unearned premiums | (5,332) | 636 | 1,249 | 1,624 | 1,448 | 33,235 | - | - | (2,635) | 35,495 |
| Net premiums earned | 73,846 | 74,560 | 62,065 | 68,534 | 12,013 | 59,059 | - | - | 147,924 | 202,153 |
| | | | | | | | | | | |
| Total revenues | 75,513 | 77,333 | 66,845 | 73,969 | 13,153 | 61,310 | 4,407 | 13,890 | 159,918 | 226,502 |
| | | | | | | | | | | |
| Losses and loss adjustment expenses | 53,271 | 53,563 | 59,208 | 61,363 | 96,691 | 38,236 | - | - | 209,170 | 153,162 |
| | | | | | | | | | | |
| Pre-tax income (loss) | (2,572) | 589 | (13,765) | (9,955) | (91,674) | 1,517 | (19,060) | (4,614) | (127,071) | (12,463) |
| | | | | | | | | | | |
| Net loss ratio (1) | 72.1% | 71.8% | 95.4% | 89.5% | 804.9% | 64.7% | | | 141.4% | 75.8% |
| Net expense ratio (1) | 34.6% | 32.3% | 29.8% | 27.9% | 69.1% | 35.2% | | | 44.5% | 37.8% |
| **Net combined ratio (1)** | 106.7% | 104.1% | 125.2% | 117.4% | 874.0% | 99.9% | | | 185.9% | 113.6% |
| Impact on net combined ratio | | | | | | | | | | |
| Net Unfavorable (Favorable) Prior Year Development | -0.4% | -2.0% | 10.6% | 7.1% | 709.5% | -3.2% | | | 61.9% | 0.8% |
| Catastrophes, net of reinsurance | 7.4% | 8.5% | 0.5% | 1.4% | 0.0% | 0.0% | | | 3.9% | 3.6% |
| **Underlying combined ratio (1)** | 99.7% | 97.6% | 114.1% | 108.9% | 164.5% | 103.1% | | | 120.1% | 109.2% |
| | | | | | | | | | | |
| Net Unfavorable (Favorable) Prior Year Development | (268) | (1,459) | 6,559 | 4,891 | 85,235 | (1,873) | | | 91,526 | 1,559 |

(1)The net loss ratio is calculated as incurred losses and loss adjustment expenses divided by net premiums earned, each determined in accordance with GAAP.  The net expense ratio is calculated as total underwriting expenses offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP.  The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio. The underlying combined ratio is the net combined ratio excluding the impact of net prior year reserve development and catastrophes.